Exhibit 23.1

TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128)

A Firm registered with US PCAOB and Malaysian MIA

No. 36G-2, Jalan Radin Anum, Bandar Baru Seri Petaling, 57000 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors,

PHOENIX PLUS CORP.

17/F, THE WORKSTATION

43-45, LYNDHURST TERRACE

CENTRAL, HONG KONG

We consent to the inclusion in the Registration Statement on Post-Effective Amendment to Form S-1 of Phoenix Plus Corp., of our report date October 30, 2020, relating to our audit of the consolidated balance sheets of Phoenix Plus Corp., Limited as of July 31, 2020 and 2019 and the related consolidated statements of operation and comprehensive, stockholders’ equity, and cash flows for each of the two year period ended of July 31, 2020 and 2019.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ TOTAL ASIA ASSOCIATES PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
January 29, 2021